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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
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                                    FORM 8-A

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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         CHOICETEL COMMUNICATIONS, INC.
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           (Exact name of registrant as specified in its charter)


              MINNESOTA                                 41-1649949
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(State of incorporation or organization)      (I.R.S. Identification No.)

    9724 10TH AVENUE NORTH
         PLYMOUTH, MINNESOTA                              55441
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(Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   / /


          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered
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                 NONE                                        N/A


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
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                                (Title of Class)

                   REDEEMABLE COMMON STOCK PURCHASE WARRANTS
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                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the common stock, par value $.01 per share (the "Common Stock"), and Redeemable Common Stock Purchase Warrants of ChoiceTel Communications, Inc. (the "Registrant") to be registered hereunder is contained under the caption "Description of Securities" in the Prospectus constituting a part of the Registration Statement on Form SB-2 (File No. 333-29969) filed by the Registrant with the Securities and Exchange Commission on June 25, 1997, including any amendments thereto (the "Registration Statement"), which description is incorporated herein by reference.


ITEM 2.  EXHIBITS.


EXHIBIT NO.                                                               PAGE
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1.  Amended and Restated Articles of Incorporation of the
    Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

2. By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

3. Form of certificate representing the Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement).

4. Form of Redeemable Warrant Agreement with Norwest Bank Minnesota, National Association, including certificate representing the Redeemable Common Stock Purchase Warrants (incorporated by reference to Exhibit 4.2 to the Registration Statement).

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 10, 1997               CHOICETEL COMMUNICATIONS, INC.
                                       (Registrant)


                                       By: /s/ JACK S. KOHLER
                                           ------------------------------------
                                           Jack S. Kohler
                                           Vice President


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                         CHOICETEL COMMUNICATIONS, INC.

                             Form 8-A Exhibit Index


Exhibit
Number   Exhibits
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  1      Amended and Restated Articles of Incorporation of the Registrant
         (incorporated by reference to Exhibit 3.1 to the Registration
         Statement).

  2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

  3 Form of certificate representing the Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement).

  4 Form of Redeemable Warrant Agreement with Norwest Bank Minnesota, National Association, including certificate representing the Redeemable Common Stock Purchase Warrants (incorporated by reference to Exhibit 4.2 to the Registration Statement).


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